EXHIBIT 10.2


                                 LOAN AGREEMENT


            THIS LOAN AGREEMENT, made as of this 8th day of May, 1998, between MERCURY WASTE SOLUTIONS, INC., a Minnesota corporation ("Borrower"), and BANKERS AMERICAN CAPITAL CORPORATION, a Minnesota corporation ("Lender").

                                   WITNESSETH:

            WHEREAS, Borrower has requested the Lender extend to Borrower a term loan in the amount of $1,200,000 (the "Term Loan"), the proceeds of which Term Loan are to be used by the Borrower for the purpose of financing the acquisition of the New York Facility (as defined below) by MWS New York, Inc., a Minnesota corporation wholly owned by Borrower ("MWSNY"), and a revolving credit loan in the face principal amount of $800,000 (the "Revolving Loan"), the proceeds of which Revolving Loan will be used to fund Borrower's general working capital needs;

            WHEREAS, Lender is willing to make such Term Loan and Revolving Loan on the terms and subject to the conditions contained herein;

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I.

                        DEFINITIONS AND ACCOUNTING TERMS

            1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

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                        "Advance" means an advance by the Lender to the Borrower
            of the proceeds of either of the Notes in accordance with the terms hereof.

                        "Affiliate" means any corporation, association,
            partnership, joint venture or other business entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Borrower or any of its Subsidiaries.

                        "Agreement" means this Loan Agreement, as the same may
            be amended, restated or modified from time to time hereafter.

                        "Assignments of Lease" means those certain Collateral
            Assignments of Lease bearing even date herewith executed by Borrower in favor of Lender assigning to Lender the Borrower's rights under the Roseville Lease and the Union Grove Lease, and by MWSNY assigning its rights under the the New York Lease, as the same may be amended from time to time.

                        "Business Day" means a day on which Norwest Bank
            Minnesota, National Association is open for business in Minneapolis, Minnesota.

                        "Commitments" means the Revolving Loan Commitment, the
            Term Loan Commitment.

                        "Default" means the occurrence of any event which with
            the giving of notice and/or the lapse of any applicable grace period would constitute an Event of Default hereunder.

                        "Event of Default" means the occurrence of an event as
            described in Article VIII of this Agreement.

                        "Financing Statements" means that certain UCC-1
            financing statement filed with the Secretary of State's Offices in Minnesota, Wisconsin, New York, Indiana and Georgia.

                        "GAAP" means generally accepted accounting principles
            consistently applied and maintained in the United States throughout the period indicated, except for

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            changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

                        "Guaranty" means that certain Guaranty bearing even date
            herewith executed by MWSNY in favor of the Lender, as the same may be amended from time to time.

                        "Loan Documents" means this Agreement, the Notes, the
            Financing Statements, the Guaranty, the Security Agreements, and the Assignments of Lease.

                        "Material Adverse Occurrence" means any occurrence,
            whether or not insured against, of whatsoever nature (including, without limitation, any adverse deter mination in any litigation, arbitration or governmental investigation or proceeding) which will materially adversely affect the financial condition or operations of Borrower or materially impair the ability of Borrower to perform its obligations under this Agreement or any instrument executed pursuant hereto.

                        "Maturity Date" means (i) May 1, 2000 with respect to
            the Term Note, and (ii) May 1, 1999 with respect to the Revolving Note..

                        "New York Facility" means the facility leased and
            operated by MWSNY located at 26 Railroad Avenue, Albany, New York.

                        "New York Lease" means that certain Lease Agreement
            dated ________, 1998 executed by Mercury Refining Company, Inc. and 26 Railroad Ave., Inc., collectively as lessor, and MWSNY, as lessee, together with all extensions, amendments and modifications thereto.

                        "Notes" means collectively the Term Note and the
            Revolving Note.

                        "Person" means any natural person, corporation,
            partnership, joint venture, association, trust, unincorporated organization, limited liability company, government, governmental agency or political subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

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                        "Prime Rate" means the rate of interest published from
            time to time in the Money Rates Column of the Money & Investing Section of the WALL STREET JOURNAL as the "Prime Rate", as the same may change from time to time.

                        "Revolving Commitment Amount" means $800,000.

                        "Revolving Loan Commitment" means the obligation of the
            Lender to make Advances pursuant to Section 3.4 hereof.

                        "Revolving Note" means that certain Revolving Credit
            Promissory Note bearing even date herewith in the face principal amount of $800,000 made payable by Borrower to the order of the Lender, as the same may be amended from time to time.

                        "Roseville Lease" means that certain Lease Agreement
            dated February 25, 1993 executed by St. Paul Properties, Inc., as lessor, and Professional Resources International, Ltd., as lessee, which lessee's interest has been assigned to Borrower, as amended by Amendment of Lease dated January 28, 1998, and as further amended from time to time.

                        "Security Agreements" means those certain Security
            Agreements bearing even date herewith executed by Borrower and by MWSNY, each in favor of the Lender, as the same may be amended from time to time.

                        "Security Interest" means any security interest, pledge,
            lien, hypothecation or other encumbrance now or hereafter granted to the Lender by the Borrower or MWSNY, including without limitation pursuant to the Security Agreements and the Assignments of Leases.

                        "Subsidiary" means any corporation 50% or more of the
            combined voting power of all classes of stock of which is owned by Borrower either directly or indirectly through one or more Subsidiaries.

                         "Term Loan Commitment" means the obligation of the
            Lender to make the term loan pursuant to Section 3.1 hereof.

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                        "Term Note" means that certain Promissory Note bearing
            even date herewith, made payable to the Lender's order by the Borrower in the original principal amount of $1,200,000, as the same may be amended, restated or extended from time to time.

                        "Union Grove Lease" means that certain Lease Agreement
            dated as of July 15, 1997 executed by Borrower, as lessee, and Wally Haag dba Duarnd Properties, as lessor, as amended from time to time.

            1.2 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

            1.3 Other Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the words "Section," "Schedule," "Exhibit" and like references are to this Agreement unless otherwise clearly requires; and the word "or" has the inclusive meaning represented by the phrase "and/or." The singular includes the plural and the singular.

                                   ARTICLE II.

                          DOCUMENTS DELIVERED HEREWITH

            Prior to or contemporaneously with the execution of this Agreement, Borrower has delivered to Lender the following documents and/or instruments, in form and substance acceptable to the Lender:

                        2.1 The Loan Documents.

                        2.2 UCC-1 Financing Statement ("Financing Statement")
            executed by the Borrower for filing with the Secretary of State of each of Minnesota, New York, Wisconsin, Indiana and Georgia and by MWSNY for filing with the Secretary of State of New York, and covering the collateral described in the Security Agreements and Assignments of Lease.

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                        2.3 Certified Articles of Incorporation of each of
            Borrower and MWSNY.

                        2.4 Certificate of Good Standing for the Borrower and
            MWSNY issued by Secretary of State of Minnesota, and Certificate of Authority to do Business for MWSNY from the Secretary of State of New York.

                        2.5 Certified Resolutions of the Board of Directors of
            the Borrower and of MWSNY.

                                    (a) Authorizing the execution and delivery
                        by an officer or officers of Borrower and MWSNY, as applicable, of the Loan Documents and any and all other documents or instruments required to be executed and delivered or delivered in connection herewith; and

                                    (b) Identifying the officer or officers
                        having authority to execute and deliver the Loan Documents and any and all other documents or instruments required to be executed and delivered or delivered in connection herewith.

                        2.6 Incumbency Certificate showing the names, title and
            specimen signatures of the persons authorized to execute Loan Documents on behalf of the Borrower and MWSNY.

                        2.7 Evidence of insurance covering the assets of
            Borrower satisfactory to Lender.

                        2.8 Opinion of counsel of Borrower and MWSNY, in form
            and substance acceptable to Lender and Lender's counsel.

                        2.9 Evidence satisfactory to Lender of the completion of
            the conditions precedent to the closing of the acquisition of the New York Facility.

                        2.10 Delivery to Lender of a warrant to purchase stock
            of Borrower for 100,000 shares of common stock of Borrower at the market price of such stock on the date of this Agreement.

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                                  ARTICLE III.

                            COMMITMENTS OF THE LENDER

                        3.1 Term Loan Commitment. Subject to the terms and
            conditions of this Agreement and of the other Loan Documents, the Lender agrees to loan to the Borrower and the Borrower agrees to borrow from the Lender an amount not to exceed One Million Two Hundred Thousand and No/100 U.S. Dollars ($1,200,000), pursuant to the terms of the Term Note. The Lender shall disburse the proceeds of the Term Note upon the terms and conditions set forth below.

                        3.2 Term Note. The Term Loan shall be evidenced by the
            Term Note which matures on the Maturity Date. All prepayments on the Note may be noted by the Lender on a schedule attached to the Term Note and shall be entered by the Lender on its ledgers and computer records. The entries made by the Lender on its ledgers and computer records and any notations made by the Lender on any such schedule annexed to the Term Note shall be presumed to be accurate until the contrary is established.

                        3.3 Advances of Term Note. As long as no Event of
            Default has occurred and is continuing, the Lender shall make an Advance against the Term Note for the amount of the Term Loan for the purpose of financing MWSNY's acquisition of the New York Facility. Borrower acknowledges and agrees that the Term Note is not a revolving loan, and any voluntary or mandatory prepayment thereof may not be reborrowed hereunder.

                        3.4 Revolving Loan Commitment. From and after the date
            hereof up to and including the Maturity Date, Lender agrees to lend to Borrower and Borrower may borrow from Lender and repay and reborrow, regardless of the cumulative amount of Advances against the Revolving Note, up to the Revolving Commitment Amount, subject to the terms hereof. Borrower may obtain Advances up to the Revolving Credit Commitment Amount, less the principal balance outstanding on the Revolving Note at the time of the request, by giving the Lender telephonic notice of the requested Advance.

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                        3.5 Termination of Revolving Loan Commitment. The
            Revolving Loan Commitment may be terminated by Borrower at any time upon written notice to Lender accompanied by payment in full of the outstanding principal balance and accrued interest on the Revolving Note and any accrued and unpaid fees. Upon receipt of such notice and payment, Lender's obligations to make Advances hereunder shall terminate. Lender may terminate the Revolving Loan Commitment upon the occurrence of an Event of Default. In any event the Lender's Revolving Loan Commitment shall automatically expire on the Maturity Date.

                        3.6 General Terms.

                                    (a) Computations. Interest on the Notes
                        shall be computed utilizing the actual number of days elapsed in a year of 360 days.

                                    (b) Time and Method of Payments. All
                        payments and prepayments by the Borrower on the Notes shall be made in immediately available funds to the Lender at its main office in Mankato, Minnesota, not later than 2:00 p.m. (Mankato time) on the day such payment is due. Funds received after such hour shall be deemed to have been received by the Lender on the next Business Day.

                        3.7 Interest. The unpaid principal amount outstanding on
            the Notes, shall bear interest prior to maturity at a rate equal to the Prime Rate plus six percent (6%) per annum (the "Applicable Rate"). The Applicable Rate shall be readjusted on the first day of each calendar quarter based upon the Prime Rate on such date.

                        3.8 Optional Prepayments. The Borrower may prepay the
            Term Loan, in whole or in part, as provided in the Term Note. Each partial prepayment shall be in an amount of $50,000 or an integral multiple thereof. Each prepayment of the Term Loan shall be applied first to accrued unpaid interest then to the unpaid installments of the Term Loan in the inverse order of maturity.

                        3.9 Payments. Payments and prepayments of principal of,
            and interest on, the Notes, and all fees, expenses and other obligations under the Loan Documents payable to the Lender shall be made without set-off or counterclaim in immediately

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            available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Lender in Mankato, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

            In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants that:

                        4.1 Organization, Qualification and Authorization. The
            Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and authority to own, lease and rent its assets and to transact the business in which it is now engaged, and is duly qualified and licensed to do business in every jurisdiction in which the character of its properties or the nature of the business in which it is engaged makes such qualification or licensing necessary. MWSNY is a wholly owned Subsidiary of Borrower and MWSNY is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and authority to own, lease and rent its assets and to transact the business in which it is now engaged in Minnesota and New York.

                        4.2 Power and Authority. The Borrower has full power,
            right and authority to execute and deliver the Loan Documents, to borrow the funds herein provided for, and to perform and observe each and all of the matters and things provided for in said Loan Documents. The execution and delivery of Loan Documents and such other documents as are required hereby and the performance or observance of the terms hereof and thereof have been duly authorized by all necessary corporate action of the Borrower.

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                        4.3 Ownership. The Borrower is or will be upon purchase,
            the owner of all personal property described in the Security Agreement executed by Borrower and delivered herewith as collateral, and has no knowledge of any unrecorded claims, liens, and encumbrances against such property.

                        4.4 Subsidiaries. As of the date hereof, the Borrower
            has the following Subsidiaries: (i) MWSI Lamp & Ballast Recycling, Inc., and (ii) MWS New York, Inc.

                        4.5 Validity of Obligations. This Agreement and each of
            the other Loan Documents have been duly executed and delivered by the duly authorized officer or officers of the Borrower and are the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect, affecting the enforceability of rights of creditors generally.

                        4.6 Litigation. Except as set forth on Exhibit A, there
            are no actions, suits or proceedings pending, or to the knowledge of the Borrower threatened, against or affecting it, at law or in equity, except actions, suits and proceedings fully covered by insurance; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                        4.7 No Conflict; No Default. The execution, delivery and
            performance by the Borrower of this Agreement and the other Loan Documents, does not and will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the articles of incorporation or bylaws of the Borrower , or (c) result in a breach of or constitute a default under any mortgage, indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. The is not currently in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower.

                        4.8 Government Consent. No order, consent, approval,
            license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement or any of the other Loan Documents, or to the extent such consent is required, such consent has been obtained.

                        4.9 No Event of Default. No Event of Default (as
            hereinafter defined) has occurred and is continuing as of the date hereof and no event has occurred and is continuing which would be an Event of Default hereunder were it not for any grace period specified herein or which would become an Event of Default if notice thereof were given to Lender.

                        4.10 Financial Statements. All financial statements
            heretofore delivered to the Lender are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof, and no additional term debt borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby or term debt borrowings previously acknowledged in writing by Lender.

                        4.11 Tax Returns. All Federal, State and other tax
            returns of Borrower required by law to be filed have been duly filed and all Federal, State and other taxes, assessments, and governmental charges upon Borrower which to the knowledge of Borrower are due and payable, have been paid.

                        4.12 Margin Stock. No part of the borrowings hereunder
            shall be used at any time by Borrower to purchase or carry margin stock (within the meaning of Regulation U or G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower will not use any proceeds of the Notes for any purpose

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            which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

                        4.13 Accuracy of Information. All factual information
            heretofore or contemporaneously furnished by or on behalf of Borrower to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower to the Lender will be true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading on such date.

                        4.14 Investment Company Act. To the knowledge of
            Borrower, the Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                        4.15 Environmental, Health and Safety Laws. There does
            not exist any violation by the Borrower of any applicable federal, state or local law, rule, or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or which would require a material expenditure by the Borrower to cure. The Borrower has not received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order of notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower taken as a whole.

                        4.16 Survival of Representations. All representations
            and warranties contained in this Article IV shall survive the delivery of the Notes and any investigation at any time made by or on behalf of the Lender shall not diminish its rights to rely thereon.

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                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

            To further induce Lender to make the requested loans, Borrower hereby covenants and agrees that as long as any obligations are outstanding hereunder, it will:

                        5.1 Use of Proceeds. Use the proceeds of the Term Note
            solely for the acquisition of the New York Facility by MWSNY.

                        5.2 Insurance. Maintain insurance with financially sound
            and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof, and furnish to the Lender upon request appropriate evidence of the carrying of such insurance. Borrower will obtain loss payable endorsements on applicable insurance policies in favor of the Borrower and the Lender as their interests appear. Borrower shall cause each issuer to agree to provide the Lender with thirty (30) days prior written notice of cancellation or nonrenewal.

                        5.3 Taxes. Promptly pay and discharge all taxes,
            assessments and other governmental charges imposed upon it or upon its income and profits, and any and all claims for labor, material or supplies or rental charges or charges of any other kind which, if unpaid, might by law become a lien or charge upon the Borrower's property, provided, however, that Borrower shall not be required to pay any such tax, assessment, charge or claim so long as the validity thereof shall be contested in good faith, by appropriate proceedings and Borrower shall have set aside on its books adequate reserves therefor.

                        5.4 Maintenance of Assets. Maintain, keep and preserve
            all of its assets, properties and equipment necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make or cause to be made all needed renewals, replacements and repairs so that at all times Borrower's business can be operated efficiently.

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                        5.5 Access to Records. At any reasonable time and from
            time to time, upon reasonable notice and during normal business hours, permit the Lender or any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower, and to discuss the affairs, finances, and accounts of Borrower with any of its officers and members.

                        5.6 Financial Statements. Furnish to Lender:

                                    (a) As soon as available and in any event
                        within one hundred twenty (120) days after the close of each of its fiscal years (which may be calendar year) the audited financial statements of the Borrower (which shall be consolidated with all subsidiaries) at the end of such year, all in reasonable detail, prepared by nationally recognized independent certified public accountants, selected by the Borrower and acceptable to the Lender, together with such accountant's certification to the effect that (a) as to Borrower has been prepared in accordance with GAAP and (b) the same fairly represent the financial condition of the Borrower as of such date;

                                    (b) As soon as available, but in no event
                        later than forty-five (45) days after the end of each of Borrower's first three fiscal quarters, the internally prepared balance sheet and statement of profit and loss and surplus income and retained earnings of the Borrower for the previous quarter and the portion of the fiscal year then ended;

                                    (c) From time to time such other information
                        pertaining to Borrower and its properties and financial condition as Lender may reasonably request.

                        5.7 Notification of Changes. Promptly notify the Lender
            in writing of:

                                    (i) Any litigation which might materially
                        and adversely affect Borrower and any of the properties of Borrower;

                                    (ii) The occurrence of any Event of Default
                        under this Agreement or under any other loan agreement, debenture, note, purchase agreement or any other agreement providing for the borrowing of money by Borrower or any event of which Borrower has knowledge and which, with the passage of time or giving of notice, or both, would constitute an Event of Default under this Agreement or under such other agreements; and

                                    (iii) Any material adverse change in the
                        operations, business, properties, assets or conditions, financial or otherwise, of Borrower;

                        5.8 Existence. Preserve and maintain the corporate
            existence and good standing of the Borrower or its Subsidiaries in Minnesota, Wisconsin and New York and continue in compliance in all material respects with all applicable statutes, laws, rules and regulations.

                        5.9 Conduct of Business. Continue to engage in a
            business of the same general type as that now being conducted by Borrower on the date of this Agreement, provided, however, that nothing contained in this Section shall prevent Borrower from discontinuing any part of the business of Borrower, if the discontinuance is, in the opinion of the Borrower, in the best interests of Borrower, and such discontinuance shall not be disadvantageous to the Lender.

                        5.10 Leases. Notify the Borrower promptly of the
            occurrence of a default under the terms of any of the New York Lease, the Roseville Lease or the Union Grove Lease, and to the extent Borrower or MWSNY, as the case may be, is unable to cure any such default diligently, permit Borrower to undertake the cure of any such default in accordance with the terms of such Leases.

                        5.11 Compliance with Laws. Carry on its business
            activities in substantial compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities.


                                   ARTICLE VI.

                               NEGATIVE COVENANTS

            Borrower covenants and agrees that for so long as it is indebted to Lender, it will not, without Lender's prior written consent, which consent will not be unreasonably withheld:

                        6.1 Merge, Consolidate or Sell. Merge or consolidate
            with or into any other entity, or lease, assign or sell all or substantially all of its property and business to any other entity or entities other than in the ordinary course of business.

                        6.2 Acquisition. Purchase or otherwise acquire the
            assets of any person, firm or corporation, other than in the ordinary course of Borrower's business.

                        6.3 Inconsistent Agreements. Enter into any agreement
            containing any provision which would be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower of its obligations hereunder or under any Instrument executed pursuant hereto.

                        6.4 Liens and Encumbrances. Incur or permit to exist any
            liens or encumbrances, whether voluntary or involuntary, on any of the collateral covered by the Security Agreement.

                        6.5 Guarantees and Other Liabilities. Other than in
            favor of the Lender, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person.

                        6.6 Indebtedness. Incur, create, issue, assume or suffer
            to exist any Indebtedness, except:

                                    (a) Indebtedness under this Agreement;

                                    (b) Current liabilities, other than for
                        borrowed money, incurred in the ordinary course of business;

                                    (c) Indebtedness existing on the date of
                        this Agreement and disclosed on Schedule 6.6(c) hereto; and

                                    (d) Indebtedness secured by liens permitted
                        under Section 6.7 hereof.

                        6.7 Liens. Create, incur, assume or suffer to exist any
            Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

                                    (a) liens in connection with the acquisition
                        of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement,and attaching only to the property being acquired if the indebtedness secured thereby does not exceed the fair market value of such property at the time of acquisition thereof nor $50,000 in the aggregate for the Borrower and any Subsidiary at any one time outstanding;

                                    (b) liens existing on the date of this
                        Agreement and disclosed on Schedule 6.7(b) hereto;

                                    (c) Deposits or pledges to secure payment of
                        workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower;

                                    (d) liens for taxes, fees, assessments and
                        governmental charges not delinquent; and

                                    (e) liens of carriers, warehousemen,
                        mechanics and materialmen, and other like liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made.

                        6.8 Transactions with Affiliates. Enter into or be a
            party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.


                                  ARTICLE VII.

                      EVENTS OF DEFAULT AND EFFECT THEREOF

                        7.1 Events of Default. The occurrence of any of the
            following events shall constitute an "Event of Default" hereunder:

                                    (a) Borrower fails to pay any installment of
                        principal or interest on the Note within ten (10) days after such installment becomes due; or

                                    (b) Borrower fails to duly and punctually
                        perform the covenants contained herein, or in any Loan Document executed or delivered hereunder and such failure to perform continues for a period of thirty (30) days after Lender gives written notice to Borrower of such default; or

                                    (c) Any financial statement, certificate,
                        representation, or warranty furnished pursuant to or made under this Agreement proves to be materially false as of the date thereof or any representation made herein is materially untrue when made; or

                                    (d) Borrower makes a general assignment for
                        the benefit of creditors, admits in writing its inability to pay its debts generally as they mature, files or has filed against it a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or other similar relief under the Federal Bankruptcy Laws or under any other applicable law of the United States of America, or any state thereof, consents to the appointment of a trustee or receiver for Borrower or for its property; or takes any action for the purpose of effecting or consenting to any of the foregoing; or

                                    (e) An order, judgment or decree shall be
                        entered appointing, without Borrower's consent, a trustee or receiver for Borrower, or a substantial part of its property, or approving a petition filed against Borrower seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof; or

                                    (f) Judgment for the payment of money in
                        excess of $50,000.00 (and not covered fully by insurance which is not subject to dispute) shall be docketed against Borrower and remains unsatisfied for a period of thirty (30) days after the entry thereof; or

                                    (g) Borrower shall be dissolved or
                        liquidated or suspend business; or

                                    (h) Borrower shall default under the terms
                        of any other agreement, indenture, deed of trust, mortgage, promissory note or security agreement governing the borrowing of money by the Borrower and such default shall have resulted in a notice of acceleration of the maturity of any amount borrowed under such document or instrument which would have a material adverse impact on Borrower; or

                                    (i) The occurrence of a material default
                        under the terms of either of the Union Grove Lease or the New York Lease.

                        7.2 Remedies. Upon the occurrence of an Event of
            Default, Lender may, at its option, take any one or more of the following actions (which remedies shall be cumulative):

                                    (a) If an Event of Default described in
                        Section 7.1(d) shall occur, the full unpaid principal amount of the Notes shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived) and the obligation of the Lender to make additional Advances shall automatically terminate, and Lender may exercise any other available rights and remedies described in Section 7.2 hereof.

                                    (b) Upon the occurrence of an Event of
                        Default (other than as described in Section 7.1(d)), the obligation of the Lender to make additional Advances shall automatically terminate and, Lender may declare all sums then outstanding on the Notes and all other obligations of Borrower hereunder to be immediately due and payable in full, whereupon the same shall be immediately due and payable, and Lender may exercise any other available rights and remedies described in Section
                        7.2 hereof.

                                    (c) If any other Event of Default shall
                        occur and be continuing, the Lender may (unless precluded from doing so by operation of law, an order of a court of competent jurisdiction or stay imposed by law):

                                       (i) Terminate the obligation of Lender to
                        make additional Advances and declare the Revolving Loan Commitment terminated,

                                       (ii) Declare the outstanding principal
                        amount and any unpaid accrued interest on the Notes to be immediately due and payable and any or all other obligations of Borrower to Lender outstanding hereunder or under any of the Loan Documents to be due and payable in full, without notice, presentment, protest or demand of any kind (all of which are hereby waived), whereupon the full unpaid amount of the Notes, which shall be so declared due and payable, shall be immediately due and payable.

                                       (iii) Advance such sums as Lender deems
                        necessary or appropriate to preserve or protect any collateral and Borrower shall reimburse Lender, upon demand, for all sums so advanced together with interest thereon at the rate set forth in the Revolving Note from the date so advanced until paid in full; provided, however, that nothing herein shall be interpreted or construed as requiring Lender to advance any such amounts.

                                       (iv) Exercise any of Lender's rights and
                        remedies under the Loan Documents or under law or equity.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

                        8.1 Survival of Representations and Warranties. The
            representations and warranties contained herein or made in writing by or on behalf of Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the advances hereunder. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower pursuant thereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower.

                        8.2 Binding Effect. This Agreement shall be binding upon
            and inure to the benefit of the successors and assigns of the parties hereto except that Borrower's rights hereunder are not assignable.

                        8.3 Amendments. No amendment, change, waiver or
            modification of this Agreement shall be valid unless the same be in writing and signed by all of the parties hereto, and no waiver by Lender of any breach or default by Borrower of any of its obligations, agreements or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same, or any other obligation, agreement or covenant, nor shall any forbearance by Lender to seek or enforce a remedy for such breach be deemed a waiver of its rights and remedies with respect to such breach.

                        8.4 No Waivers. No failure or delay on the part of
            Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude an other or further exercise thereof or the exercise of any other right, power or privilege.

                        8.5 Counterparts. This Agreement may be executed
            simultaneously in two or more counterparts, each of which shall be an original, but all of which shall constitute one agreement.

                        8.6 Governing Law. This Agreement shall be governed by,
            interpreted, and construed in accordance with the laws of the State of Minnesota.

                        8.7 Effectiveness. This Loan Agreement shall remain
            effective so long as there are any sums remaining outstanding on the Notes.

                        8.8 Notices. Any notices required or contemplated
            hereunder shall be effective upon the placing thereof in the United States mails, certified mail, return receipt requested, postage prepaid, or with a nationally recognized overnight carrier, and addressed as follows:

                        If to Borrower:   Mercury Waste Solutions, Inc.
                                          302 North Riverfront Drive
                                          Mankato, MN 56001
                                          Attn: Todd Anderson

                        With a copy to:   Maslon, Edelman, Borman and Brand, LLP
                                          3300 Norwest Center
                                          90 South 7th Street
                                          Minneapolis, MN 55402
                                          Attn: Joseph Alexander

                        If to Lender:     Bankers American Capital Corporation
                                          302 N. Riverfront Drive
                                          Mankato, MN 56001
                                          Attn: Bradley J. Buscher

                        With a copy to:   Briggs and Morgan
                                          2400 IDS Center
                                          80 South Eighth Street
                                          Minneapolis, Minnesota 55402
                                          Attn:  Michelle T. Culligan

                        8.9 Superseding Effect. This Agreement, from and after
            the date hereof, supersedes and has merged into it all prior oral and written agreements on the same subjects by or between the parties hereto with the effect that this Agreement shall control.

                        8.10 Participants. Lender may sell participations to
            financial institutions in the Note and other Loan Documents to third parties and may provide any financial information concerning Borrower and MWSNY to such participants, provided Borrower shall be advised in writing of such participants.

                        8.11 Complementary Documents. The Loan Documents are
            intended to be complementary and supplementary one to the other. In the event of any conflict between the terms of one or more of the Loan Documents with one or more of the other Loan Documents, such terms shall, to the fullest extent reasonably possible, be construed to be complementary one to the other. However, if such terms cannot be construed as complementary, then the terms of this Agreement shall govern.

                        8.12 Consent to Jurisdiction. AT THE OPTION OF THE
            LENDER, THIS AGREEMENT AND THE NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST.
            PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                        IN WITNESS WHEREOF, the parties hereto have caused this
            Loan Agreement to be executed the date and year first above written.


                                          MERCURY WASTE SOLUTIONS,

                                          INC.
                                          A MINNESOTA CORPORATION


                                          BY: /s/ Todd J. Anderson
                                             -----------------------------------
                                              Todd J. Anderson
                                             -----------------------------------
                                             ITS: Chief Financial Officer
                                                 -------------------------------

                                          BANKERS AMERICAN CAPITAL
                                          CORPORATION
                                          A MINNESOTA CORPORATION


                                          BY: /s/ Brad J. Buscher
                                             -----------------------------------
                                             Brad J. Buscher
                                             -----------------------------------
                                             ITS: Chairman, President & CEO
                                                 -------------------------------

          Certain related exhibits and schedules to the Loan Agreement (Exhibit 10.2) are not being filed herewith. The Registrant undertakes to furnish a copy of any omitted exhibit or schedule to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted exhibits and schedules:

          Exhibit A           Outstanding litigation
          Schedule 6.6(c)     Schedule of indebtness existing on the date of the
                              Loan Agreement
          Schedule 6.7(b)     Schedule of Liens existing on the date of the Loan
                              Agreement